Exhibit 10.5

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of             , 20     by and between ONE Gas, Inc., an Oklahoma corporation (the “Corporation”), and                      (“Indemnitee”).

RECITALS

WHEREAS, the Corporation desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Corporation; and

WHEREAS, in order to induce Indemnitee to continue to provide services to the Corporation, the Corporation wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee to the maximum extent permitted by law; and

WHEREAS, the Corporation’s Bylaws (as amended, the “Bylaws”) require indemnification of the directors, officers, employees and agents of the Corporation and Indemnitee may also be entitled to indemnification pursuant to the Oklahoma General Corporation Act (as amended, the “OGCA”); and

WHEREAS, the Bylaws and the OGCA expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Corporation and members of its board of directors, officers and other persons with respect to indemnification; and

WHEREAS, the Corporation and Indemnitee recognize the continued difficulty in obtaining liability insurance for the Corporation’s directors, officers, employees and agents, the significant and continual increases in the cost of such insurance and the general trend of insurance companies to reduce the scope of coverage of such insurance; and

WHEREAS, the Corporation and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees and agents to expensive litigation risks at the same time as the availability and scope of coverage of liability insurance provide increasing challenges for the Corporation; and

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined that the increased difficulty in attracting and retaining highly qualified persons such as Indemnitee is detrimental to the best interests of the Corporation’s shareholders and that the Corporation should act to assure Indemnitee that there will be increased certainty of such protection in the future; and

WHEREAS, it is reasonable, prudent and necessary for the Corporation to contractually obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee to the fullest extent permitted by applicable law, regardless of any amendment or revocation of the Bylaws, so that Indemnitee will serve or continue to serve the Corporation free from undue concern that Indemnitee will not be so indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided in the Bylaws and any resolutions adopted pursuant thereto and the OGCA, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows.

Section 1. Definitions

As used in this Agreement:

(a) “Corporate Status” shall mean the status of a person as a current or former director, officer, employee or agent of the Corporation or a director, officer, employee, agent, trustee, consultant or fiduciary of any other Enterprise which such person is or was serving at the request of the Corporation.

(b) “Enforcement Expenses” shall mean all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with an action to enforce indemnification or advancement rights, or an appeal from such action, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedes bond or other appeal bond or its equivalent.

(c) “Enterprise” shall mean any corporation (other than the Corporation), limited liability company, partnership, joint venture, trust, employee benefit plan or other legal entity of which Indemnitee is or was serving at the request of the Corporation as a director, officer, employee, agent, trustee, consultant or fiduciary.

(d) “Expenses” shall mean all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA and other excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or an appeal resulting from a Proceeding, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedes bond or other appeal bond or its equivalent. Expenses shall also include Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Corporation in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(e) “Independent Counsel” shall mean a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of Oklahoma corporation law and neither presently is, nor in the past two years has been, retained to represent: (i) the Corporation, any Enterprise or Indemnitee in any matter material to any such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Corporation agrees to pay the reasonable fees and expenses of the Independent Counsel and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f) “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, mediation, alternative dispute resolution mechanism or proceeding, whether brought in the right of the Corporation or otherwise, or whether civil, criminal, administrative, legislative, or investigative, in which Indemnitee was, is or may be involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent, trustee, consultant or fiduciary of any Enterprise or by reason of any action taken by him or of any action taken on his part while acting as director, officer, employee or agent of the Corporation, or while serving at the request of the Corporation as a director, officer, employee, agent, trustee, consultant or fiduciary of any Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement. If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall be considered a Proceeding under this paragraph. The term “Proceeding” shall not include any action, suit or arbitration, or part thereof, initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement as provided for in Section 13(e) of this Agreement.

Section 2. Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee was or is or is threatened to be made, a party to any Proceeding (other than a Proceeding by or in the right of the Corporation, which is covered by Section 3 of this Agreement) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent, trustee, consultant or fiduciary of any Enterprise, against Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with the defense or settlement of such Proceeding, or any claim, issue or matter related thereto, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action, suit, investigation or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful. Indemnitee shall not enter into any settlement in connection with a Proceeding without ten (10) days’ prior written notice to the Corporation. The parties hereto intend that this Agreement shall provide, to the fullest extent permitted by law, for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Bylaws or applicable law.

Section 3. Proceedings by or in the Right of the Corporation. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was or is a party to or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent, trustee, consultant or fiduciary of any Enterprise against Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with the defense or settlement of such Proceeding, or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that any Federal court of the United States of America located in the State of Oklahoma, or, if such court lacks subject matter jurisdiction, an Oklahoma district court (collectively, the “Oklahoma Court”) or the court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the Oklahoma Court or such other court shall deem proper.

Section 4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement and except as provided in Section 8, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. Nothing in this Section 4 is intended to limit Indemnitee’s rights provided for in Sections 2 and 3.

Section 5. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. Nothing in this Section 5 is intended to limit Indemnitee’s rights provided for in Sections 2, 3 and 4.

Section 6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of Expenses, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 7. Additional Indemnification.

(a) Except as provided in Section 8, and notwithstanding any limitation in Sections 2, 3, or 4, the Corporation shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or is threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Corporation to procure a judgment in its favor) against all Expenses, penalties, judgments, fines, and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding.

(b) For purposes of Section 7(a), the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:

i. to the fullest extent permitted by the provisions of the OGCA that authorizes or contemplates additional indemnification by agreement, or the corresponding provisions of any amendment to or replacement of the OGCA or such provision thereof; and

ii. to the fullest extent authorized or permitted by any amendments to or replacements of the OGCA adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its directors, officers, employees and agents.

Section 8. Exclusions. Notwithstanding any provision in this Agreement to the contrary, the Corporation shall not be obligated under this Agreement:

(a) to make any indemnity for amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such amounts under any insurance policy, contract, agreement or otherwise;

(b) to make any indemnity for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c) to make any indemnity or advancement that is prohibited by applicable law; or

(d) for claims initiated or brought by Indemnitee against the Corporation or its directors, officers, employees or other indemnitees, except:

i. with respect to actions or proceedings brought to establish or enforce a right to receive Expenses or indemnification under this Agreement or any other agreement or insurance policy or under the Bylaws now or hereafter in effect relating to indemnification;

ii. if the Board approves, at any time, the initiation or bringing of such claim;

iii. such payment arises in connection with any mandatory counterclaim or cross-claim or affirmative defense brought or raised by Indemnitee in any Proceeding (or any part of any Proceeding); or

iv. as otherwise required under applicable law.

Section 9. Advance of Expenses. Notwithstanding any provision of this Agreement to the contrary, the Corporation shall advance, to the extent not prohibited by law, all Expenses incurred by or on behalf of Indemnitee (or which Indemnitee determines are reasonably likely to be paid or incurred by Indemnitee within three (3) months) in connection with any Proceeding, and such advancement shall be made within twenty (20) days after the receipt by the Corporation of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses, if applicable, but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. The Indemnitee shall qualify for advances upon the execution and delivery to the Corporation of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent required by law to repay the amounts advanced (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Corporation. No other form of undertaking shall be required other than the execution of this Agreement. The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding. Nothing in this Section 9 shall limit Indemnitee’s right to advancement pursuant to Section 13(e) of this Agreement. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Corporation in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

Section 10. Procedure for Notification and Defense of Claim.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request therefor, and, if Indemnitee so chooses pursuant to Section 11 of this Agreement, such written request shall also include a request for Indemnitee to have the right to indemnification determined by Independent Counsel. The omission by Indemnitee to notify the Corporation hereunder will not relieve the Corporation from any liability which it may have to Indemnitee hereunder, under the Bylaws, any resolution of the Board providing for indemnification or otherwise, and any delay in so notifying the Corporation shall not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) The Corporation will be entitled to participate in any Proceeding at its own expense.

Section 11. Procedure Upon Application for Indemnification.

(a) Upon written request by Indemnitee for indemnification pursuant to Section 10(a), if so requested by Indemnitee pursuant to Section 10(a), a determination with respect to Indemnitee’s entitlement to indemnification shall be made by Independent Counsel and such Independent Counsel shall be selected as set forth in Section 11(b). If Indemnitee does not request a determination by Independent Counsel in a written request for indemnification pursuant to Section 10(a), a determination, if such determination is required, with respect to Indemnitee’s entitlement thereto shall be made in the specific case, which shall be at the election of the Board: (1) by a majority vote of the disinterested directors, even though less than a quorum, (2) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum, (3) if there are no disinterested directors, or if the Board so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (4) by the stockholders of the Corporation holding a majority of the outstanding voting stock of the Corporation. For purposes hereof, disinterested directors are those members of the Board who are not parties to the Proceeding in respect of which indemnification is sought by Indemnitee. In the case that such determination is made by Independent Counsel, a copy of Independent Counsel’s written opinion shall be delivered to Indemnitee and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the Independent Counsel, or the Corporation, as applicable, making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel or the Corporation upon reasonable advance request any reasonable documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Independent Counsel or the Corporation shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b) In the event that Indemnitee exercises his right to have his entitlement to indemnification determined by Independent Counsel pursuant to Section 10(a), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. The Corporation may, within ten (10) days after such written notice of Indemnitee’s selection shall have been given, deliver to the Indemnitee a written objection (an “Objection Notice”) to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If the Independent Counsel selected by the Indemnitee cannot serve as Independent Counsel for any reason, the Indemnitee shall have the right, by written notice to the Corporation, to select another person or firm to act as Independent Counsel. The Corporation shall have the right, within ten (10) days after such written notice, to deliver to Indemnitee an Objection Notice, and absent a proper and timely objection, the person or firm so selected by the Indemnitee shall act as Independent Counsel. If, within twenty (20) days after submission by Indemnitee of a written notice to the Corporation from the Indemnitee identifying the Independent Counsel selected by the Indemnitee, all objections by the Corporation to the Independent Counsel so selected by the Indemnitee have not been withdrawn, the Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate. The person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 12. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, it shall be presumed that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption. Neither (i) the failure of the Corporation or of Independent Counsel to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Corporation or by Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(c) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Corporation or Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Corporation or Enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or Enterprise or the Board or counsel selected by any committee of the Board or on information or records given or reports made to the Corporation or Enterprise by an independent certified public accountant or by an appraiser, investment banker or other expert selected with reasonable care by the Corporation or Enterprise or by the Board or any committee of the Board. The provisions of this Section 12(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(d) The knowledge and/or actions, or failure to act, of any director, consultant, officer, agent or employee of the Corporation or any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 13. Remedies of Indemnitee.

(a) Subject to Section 13(f), in the event that (i) a determination is made pursuant to Section 11 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) of this Agreement within sixty (60) days after receipt by the Corporation of the request for indemnification that does not include a request for Independent Counsel, (iv) payment of indemnification is not made pursuant to Section 4, 5 or 6 or the last sentence of Section 11(a) of this Agreement within ten (10) days after receipt by the Corporation of a written request therefor, (v) payment of indemnification pursuant to Section 2, 3 or 7 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Corporation or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification and/or advancement. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 13(a); provided, however, that the foregoing time limitation shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 4 of this Agreement. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13, the Corporation shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.

(c) If a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

(d) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement. It is the intent of the Corporation that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder.

(e) To the fullest extent permitted by law, the Corporation shall indemnify Indemnitee against any and all Enforcement Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Corporation of a written request therefor) advance, to the extent not prohibited by law, such Enforcement Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Corporation under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be, in the suit for which indemnification or advancement is being sought. The parties agree that for the purposes of any advancement of Enforcement Expenses for which Indemnitee has made written demand to the Corporation in accordance with this Agreement, all Enforcement Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

Section 14. Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Oklahoma law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Bylaws, this Agreement or Oklahoma law, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents, trustees, consultants or fiduciaries of the Corporation or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent, trustee, consultant or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of such claim or of the commencement of a proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(d) In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(e) The Corporation’s obligation to provide indemnification or advancement hereunder to Indemnitee who is or was serving at the request of the Corporation as a director, officer, employee, agent, trustee, consultant or fiduciary of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement from such other Enterprise.

Section 15. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee or agent of the Corporation or, at the request of the Corporation, a director, officer, employee, agent, trustee, consultant or fiduciary of any Enterprise or (b) one (1) year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement hereunder and of any proceeding, including any appeal, commenced by Indemnitee pursuant to Section 13 of this Agreement relating thereto. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators. The Corporation shall require and cause any successor, and any direct or indirect parent of any successor, whether direct or indirect by purchase, merger, consolidation or otherwise, to all, substantially all or a substantial part, of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

Section 16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 17. Enforcement.

(a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer, employee or agent of the Corporation, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer, employee or agent of the Corporation. Subject to Section 15 of this Agreement, this Agreement shall continue in force after Indemnitee has ceased to serve as a director, officer, employee or agent of the Corporation and will continue to provide coverage, to the extent provided for in this Agreement, for matters that occurred while Indemnitee served as a director, officer, employee or agent of the Corporation.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Bylaws, any resolution of the Board providing for indemnification and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 18. Modification and Waiver. No supplement, modification or amendment, or waiver of any provision, of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 19. Notice by Indemnitee. Indemnitee agrees to promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint,

indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement as provided hereunder. The failure of Indemnitee to so notify the Corporation shall not relieve the Corporation of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 20. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral or written confirmation that such transmission has been received:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Corporation.

(b) If to the Corporation to:

ONE Gas, Inc.

First Place Tower

15 E. Fifth Street

Tulsa, Oklahoma 74103

Attn: General Counsel

Facsimile: (918)

or to any other address as may have been furnished to Indemnitee by the Corporation.

Section 21. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Corporation and Indemnitee in connection with the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 22. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Oklahoma, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 13(a) of this Agreement, the Corporation and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Oklahoma Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Oklahoma Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of process at such address set forth in Section 20 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Oklahoma, (iv) waive any objection to the laying of venue of any such action or proceeding in the Oklahoma Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Oklahoma Court has been brought in an improper or inconvenient forum.

Section 23. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 24. Miscellaneous. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

CORPORATION:

ONE GAS, INC.

By:
Name:
Title:

INDEMNITEE:

By:
Name:
Address: